UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2013

Tutor Perini Corporation
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	1-6314 (Commission file number)	04-1717070 (I.R.S. Employer Identification No.)

15901 Olden Street, Sylmar, California 91342-1093
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (818) 362-8391

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2013, the Board of Directors of Tutor Perini Corporation (the “Company”) appointed Craig W. Shaw as Executive Vice President and Chief Executive Officer of the Company’s Building Group. Mr. Shaw was previously and will continue to serve as President and Chief Executive Officer of Tutor Perini Building Corp., one of the business units within the Building Group.

On May 30, 2013, Kenneth R. Burk notified the Company that he had accepted a position with another company and resigned as Executive Vice President and Chief Executive Officer of the Company’s Specialty Contractors Group. Mr. Burk’s resignation was not as a result of any disagreement with the Company relating to its operations, policies or practices. The Company thanks Mr. Burk for his 6 years of dedicated service.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Shareholders (“Annual Meeting”) for the Company was held on May 29, 2013. At the Annual Meeting, the Company’s shareholders voted on three proposals as described in detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 17, 2013, and cast their votes as set forth below.

The Company’s shareholders elected the following ten individuals by the votes indicated below to serve a one-year term, expiring at the Company's 2014 Annual Meeting of Shareholders, unless he or she resigns, dies or is removed before his or her term expires, or until his or her successor has been duly elected and qualified.

Proposal 1: Election of Directors	Votes For	Votes Withheld	Broker Non-Votes
Ronald N. Tutor	41,459,311	1,064,775	2,923,977
Marilyn A. Alexander	36,971,127	5,552,959	2,923,977
Peter Arkley	16,756,738	25,767,348	2,923,977
Robert Band	42,002,460	521,626	2,923,977
Michael R. Klein	22,730,518	19,793,568	2,923,977
Martin R. Melone	37,077,037	5,447,049	2,923,977
Robert L. Miller	42,046,953	477,133	2,923,977
Raymond R. Oneglia	37,224,611	5,299,475	2,923,977
Donald D. Snyder	23,050,587	19,473,499	2,923,977
Dickran M. Tevrizian, Jr.	41,845,616	678,470	2,923,977

The Company’s shareholders ratified the retention of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. Voting results on this matter were as follows:

Proposal 2: Ratification of Auditors	Votes For	Votes Against	Abstentions	Uncast
	45,091,870	351,968	4,225	0

The Company’s shareholders cast their votes with respect to the advisory vote on executive compensation as set forth below:

Proposal 3: Shareholder Advisory vote on Executive Compensation	Votes For	Votes Against	Abstentions	Broker Non- Votes
	16,244,496	26,254,926	24,664	2,923,977

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tutor Perini Corporation

Dated: May 31, 2013	By: /s/Michael J. Kershaw
Michael J. Kershaw Executive Vice President and Chief Financial Officer